EXHIBIT 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, John J. Haines, certify that:

1.	I have reviewed this quarterly report on Form 10-Q for the third quarter ending September 29, 2012 of Franklin Electric Co., Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Franklin Electric Co., Inc. as of, and for, the periods presented in this report;

4.
Franklin Electric Co., Inc.'s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for Franklin Electric Co., Inc. and we have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Franklin Electric Co., Inc., including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of Franklin Electric Co., Inc.'s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in Franklin Electric Co., Inc.'s internal control over financial reporting that occurred during Franklin Electric Co., Inc.'s most recent fiscal quarter (the registrant’s fourth quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, Franklin Electric Co., Inc.'s internal control over financial reporting; and

5.
Franklin Electric Co., Inc.'s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Franklin Electric Co., Inc.'s auditors and the audit committee of Franklin Electric Co., Inc.'s board of directors:

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Franklin Electric Co., Inc.'s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in Franklin Electric Co., Inc.'s internal control over financial reporting.

Date:	November 8, 2012

/s/ John J. Haines
John J. Haines
Vice President and Chief Financial Officer and Secretary
Franklin Electric Co., Inc.